Exhibit 99.1

Clearday Signs a Letter of Intent to Purchase a Property Portfolio

and Further Diversify its Revenue Streams

San Antonio, Texas, January 24, 2023 (GlobeNewswire). Clearday, Inc. (OTCQX:CLRD) (“Clearday”, the “Company” or “we”) is pleased to report its progress to diversify it income streams. Clearday has signed a nonbinding Letter of Intent to acquire two adjacent senior living properties in the Southeastern United States. These properties are on over 14 acres of land, provide independent and assisting residential care services for more than 200 people and we believe are projected to generate approximately $8.5 million or more in total revenues and provide opportunities for additional revenues from our innovative care products and services, including robotics and our digital service Clearday at Home. The letter of intent provides for an aggregate purchase price of approximately $44 million which is subject to specified and customary apportionments and adjustments. A special purpose subsidiary of Clearday expects to provide a draft purchase and sale agreement to the seller on or prior to January 30, 2023 and to be able to enter into this agreement soon thereafter. Acquisition of these properties will be subject to customary closing conditions including the execution of a mutually acceptable purchase and sale agreement, the receipt of all regulatory approvals and financing on terms acceptable to Clearday.

James Walesa, CEO and Founder of Clearday stated, “Last Spring we engaged the international banking group, DelMorgan & Co. to raise capital based on our business plan that includes opportunities to expand our footprint and services in Senior Living to diversify our income streams and provide a beachhead to for our innovative care products and services. We were able to identify this opportunity to purchase senior living residential communities in an off-market transaction due in large part to our many relationships in the real estate and senior living care industries. We believe that this opportunity that provides stabilized properties will enable us to increase revenues and further increase our opportunities for use innovative care solutions such as our digital service Clearday at Home an our companion robotic services that have been successful in our existing communities.”

Mr. Walesa added, “Population movement to the Southern states has increased significantly in part as the COVID-19 reality made families reconsider where they want to live and age. It is our plan to extend our resident care and other businesses throughout the Southeast and elsewhere and continue the U.S. and international sales efforts for our digital and robotic services. We are proud of our acquisition team and look forward to the next steps to move to a successful acquisition.”

Clearday will update its stockholders on our progress to grow our services throughout 2023.

About Clearday™

Clearday™ is an innovative non-acute longevity healthcare services company with a modern, hopeful vision for making high-quality care options more accessible, affordable, and empowering for older Americans and those who love and care for them. Clearday has a decade-long experience in non-acute care through its subsidiary Memory Care America, which operates highly rated residential memory care communities in four U.S. states. Clearday at Home – its digital service – brings Clearday to the intersection of telehealth, Software-as-a-Service (SaaS), and subscription-based content.

Learn more about Clearday at www.myclearday.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are not guarantees of future performance. Actual results may differ materially from those indicated by forward-looking statements as a result of various factors, risks and uncertainties. These forward-looking statements should not be relied upon as representing Clearday’s views as of any date subsequent to the date hereof. This release includes information from third sources from published reports providing such information and we have assumed the accuracy of such reports without independent investigation or inquiry. The forward looking statements that a Clearday subsidiary will acquire the properties. There can be no assurance that the properties will be acquired on acceptable terms or at all. This communication is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company.

Media Inquiries

Investor Relations

Ginny Connolly

info@myclearday.com

210-451-0839